SANCTUARY OF BOCA, INC.
                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter referred to as "Lease") is made and entered into this 20th day of January, 2000 by and between SANCTUARY OF BOCA, INC., a Florida Corporation (hereinafter referred to as "Landlord"), with its principal place of business at 4400 North Federal Highway, Suite 210, Boca Raton, Florida 33431, and NETMAXIMIZER.COM, INC. (hereinafter referred to as "Tenant") whose mailing address is 4400 North Federal Highway, Suite 307, Boca Raton, Florida. 33431.

                                    ARTICLE I
                                    PREMISES

         1.01 Premises. Landlord does lease unto Tenant, and Tenant does hereby hire and take as Tenant under Landlord the office premises described as Suite 301, the office building known as Sanctuary Tower & Shoppes ("Office Building"), 4400 North Federal Highway, Boca Raton, Florida, consisting of 1332 gross square feet, (hereinafter known as the "Premises"), upon the terms and conditions set forth herein.

         1.02 LOCATION OF OFFICE PREMISES: The approximate location of the premises are depicted in Exhibit "A" attached hereto. For purposes of calculating net square footage, the premises shall be measured to the interior face of all exterior glass, and the midpoint of all interior walls separating the premises from other office space or common area, except in the case of an end office, measurements shall include the full width of end walls. Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings and parking as Landlord shall deem proper, and reserves the right to make alterations or additions to, and to build additional suites on, the building in which the Demised Premises are contained and to add buildings same or elsewhere in the Office Building.

         The use and occupation by Tenant of the Demised Premises shall include the right to the non-exclusive use, in common with others, of all such automobile parking areas, driveways, truck and service courts, walks and other facilities designated for common use, as have been installed by Landlord, and of such other and further facilities as may be provided or designated from time to time by Landlord for common use, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof, as prescribed from time to time by Landlord.

         1.03 CALCULATION OF GROSS SQUARE FOOTAGE. The parties agree that the square footage determined in Section 1.02 is the "net square footage" of the leased premises. Such net square footage shall be increased in accordance with the following formula: Net square footage multiplied by 1.16 equals gross square footage.

         1.04 ACCEPTANCE OF PREMISES. The Premises are hereby leased to Tenant subject to: (i) any and all laws, as applicable, now in force hereafter enacted; and (ii) any title matters of record or otherwise disclosed to Tenant. If construction of the Premises is completed as of the date this Lease is signed by the parties, Tenant certifies that it has inspected the Premises and, in reliance on such inspection, acknowledges and accepts the Premises and the Office Building, all of which Tenant confirms as being satisfactory. Tenant further acknowledges that the Premises, including all fixtures, equipment and furnishings

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contained therein, are in satisfactory or excellent condition and accepts the
Premises in its "AS IS" condition, without requiring Landlord to make any repairs or replacements thereof. Tenant hereby waives any objection to and releases Landlord from any liability arising from the condition of the Premises from and after the date of Lease execution.

         1.05 CONSTRUCTION OF PREMISES. Landlord will, at its sole expense, perform all work specified to be performed by Landlord more specifically set forth in Exhibit "B" attached hereto and entitled "Landlord's Improvements". Tenant will at its sole expense perform all other work necessary to complete the premises for its business purposes including, without limitation, the work specified to be performed by Tenant more particularly described in Exhibit "C" attached hereto as "Tenant's Improvements"; provided however, all of Tenant's work shall be performed by licensed contractors acceptable to Landlord, in accordance with its final plans, specifications and drawings furnished to Landlord, which shall be in compliance with all laws, including applicable building and zoning codes.

                                   ARTICLE II
                                      TERM

         The term of this Lease shall be twelve (12) months commencing on February 1, 2000 ("Commencement Date") and ending January 31, 2001 ("Expiration Date"). At the expiration of the term of the Lease, Tenant will vacate and surrender the Premises to Landlord in accordance with the terms hereof and said Premises shall be in broomclean condition.

                                   ARTICLE III
                                      RENT

         3.01 COVENANT TO PAY. Tenant shall pay Rent to Landlord from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon as provided by law from time to time; for any Lease Year greater or less than twelve (12) months shall be prorated on the per diem basis, based upon the number of days elapsed over 365 - day year. Tenant agrees that its covenant to pay Rent to Landlord is an independent covenant and that all such amounts are payable without counterclaim set-off, deductions, abate or reduction whatsoever, except as expressly provided for in this Lease. If Tenant has given as payment of rent during the term of this lease, checks which are returned to Landlord marked insufficient funds or no good for any reason, then Landlord at Landlord's sole discretion may demand payment from Tenant by bank check or money order.

         3.02 MINIMUM RENT. Subject to any escalations which may be provided for in this Lease, Tenant shall pay Minimum Rent for the Term in the initial amount specified in Exhibit "D" attached hereto, which shall be payable throughout the Term in monthly installments in advance of the first day of each calendar month of each year of the Term.

         3.03 PAYMENT OF OPERATING COSTS. In addition to payments of Rent, Tenant shall pay to Landlord Tenant's Proportionate Share of "Operating Costs" (defined in Section 4.03 hereof). Tenant's Proportionate Share of the Operating Costs shall be 8.42%. The amount of the Operating Costs payable to Landlord may be estimated by Landlord for such period as Landlord determines from time to time, and Tenant agrees to pay Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during

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such period. Notwithstanding the foregoing when bills for all or any portion of
Operating Costs so estimated are actually received by Landlord, Landlord may bill Tenant for Tenant's Proportionate Share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Operating Costs payments. Within a reasonable period of time after the end of the period for which estimated payments have been made, Landlord shall submit to Tenant a statement setting forth the actual amounts payable by Tenant based on actual costs. If the amount Tenant has paid based on estimates is less than the amount due based on actual costs, Tenant shall pay Landlord such deficiency within (5) days after submission of such statement to Tenant. If the amount paid by Tenant is greater than the amount actually due, the excess may be retained by Landlord to be credited and applied by Landlord to the next due installment(s) of Tenant's Proportionate Share of Operating Costs, or as to the final lease year, provided Tenant is not in default, Landlord will refund such excess to Tenant or credit such amount to Tenant's next rent payment coming due at Landlord's option. Tenant's Proportionate Share of actual Operating Costs for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's Security Deposit following expiration of the Term until Tenant's share of actual Operating Costs has been paid, unless an alternative security (letter of credit or otherwise) is furnished to the satisfaction of the Landlord.

         3.04 RENT PAST DUE. In the event any installment of Rent is not received within five (5) days after the due date, a late charge of ten percent (10%) of the delinquent sum may be charged by Landlord. If any installment of Rent shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to one and one-half percent (1.5%) per month (18% per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the ten percent (10%) late charge or any other remedy available to Landlord.

         3.05 SECURITY DEPOSIT. Landlord acknowledges receipt of a Security Deposit in the amount of $5341.30, to be held by Landlord, without any liability for interest thereon, as security for the performance by Tenant of all its obligations under this Lease. In the event of default by Tenant of any of its obligations under this Lease, Landlord may at its option, but without prejudice to any other rights which Landlord may have, apply all or part of the Security Deposit to compensate Landlord for any loss, damage or expense sustained by Landlord as a result of such default. If all or any part of the Security Deposit is so applied, Tenant shall restore the Security Deposit to its original amount on demand of Landlord. Within thirty (30) days following termination of this Lease, if Tenant is not then in default, the Security Deposit will be returned by Landlord to Tenant. If Landlord sells its interest in the Premises, it may deliver the Security Deposit to the Purchaser and Landlord will thereupon be released from any further liability with respect to the Security Deposit or its return to Tenant and the purchaser shall become directly responsible to Tenant.

         3.06 NET LEASE. This Lease is a completely net lease to Landlord, except as otherwise expressly herein stated. Landlord is not responsible for any expenses or outlays of any nature arising from or relating to the Premises, the use or occupancy thereof, the contents thereof or the business carried on therein. Tenant shall pay all costs, expenses, charges, assessments, impositions and outlays of every nature and kind relating to the Premises except as expressly herein stated.

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         3.07 NO ABATEMENT OF RENT. Except as specifically provided to the contrary in this Lease, there shall be no abatement from or reduction of the Rent due, nor shall Tenant be entitled to damages, losses, costs or disbursements from Landlord during the Term caused by or on account of the fire, water or sprinkler systems or the partial or temporary failure or stoppage of any heating, cooling, lighting, plumbing or other services in or to the Premises or the Office Building, whether due to Force Majeure or the making of alterations, repairs, renewals, improvements or structural changes to the Premises, the Office Building, the equipment or systems supplying the services, or from any cause whatsoever, provided that the said failure or stoppage is remedied within a reasonable time.

                                   ARTICLE IV
                        COMMON AREAS AND OPERATING COSTS

         4.01 DESIGNATION. Landlord grants to Tenant and Tenant's Agents, a non-exclusive license to use the Common Areas in common with others during the Term, subject to the exclusive control and management thereof at all times by Landlord, and subject further to the rights of Landlord set forth below.

         4.02 RULES AND REGULATIONS. Landlord shall operate and maintain any areas designated by Landlord as Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interests of the Office Building. Landlord shall have the right, from time to time, to: (i) establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and to impose parking charges therefore; (ii) enter into, modify and terminate easements, licenses and other agreements pertaining to the use and maintenance of the Common Areas, and any portions thereof and any additions thereto or exclusions therefrom; (iii) close any or all portions of the Common Areas to such extend as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or to the accrual of any rights by any person or by the public therein; (iv) temporarily close any portions of the Common Areas; and (v) do and perform such other acts which relate to, concern or arise out of the Common Areas and improvements thereon as Landlord shall reasonably determine to be advisable or necessary. Tenant shall comply with all rules and regulations, and amendments thereto, adopted by Landlord from time to time, provided such rules and regulations are not inconsistent with and do not contradict this Lease. The rules and regulations may differentiate between different types of businesses in the Office Building; Landlord shall not be responsible to any Tenant for any non-observance of such rules or regulations by any other Tenant of the Office Building.

Moving Hours: The Tenant shall not move freight, furniture or bulky matter of any description into or out of the building between the hours of 9:00 a.m. and 5:00 p.m., Monday through Friday.

         4.03 OPERATING COSTS DEFINED. Operating Costs shall mean any amounts paid or payable, whether by Landlord or by others on behalf of Landlord, arising out of Landlord's ownership, maintenance, operation, repair, replacement and administration of the Office Building, including, without limitation: (a) the cost of taxes including all costs associated with the appeal of any assessment on taxes; (b) the cost of insurance which Landlord is obligated or permitted to obtain under this Lease, including, but not limited to, rent interruption insurance, and any deductible amount applicable to any claim made by Landlord under such insurance; (c)

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the cost of security, janitorial, landscaping, window Cleaning, garbage removal and trash removal services; (d) the cost of heating, ventilating and air conditioning to the extent incurred with respect to Common Areas or with respect to any shared systems; (e) the cost of all gas, water, sewer, electricity, telephone and any other utilities used in the maintenance, operation or administration of the Office Building; (f) salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, leasing, security, supervision or cleaning of the Office Building, including fringe benefits, unemployment and workmen's compensation insurance premiums, pension plan contributions and other employment costs, as well as the cost of engaging independent contractors to perform any of the foregoing services; (g) auditing, accounting and legal fees and costs; (h) the cost of repairing, replacing, operating and maintaining the Office Building, and the equipment serving the Office Building; (i) the cost of the rental of any equipment and signs (not including Tenant's signage); (j) amortization of the costs referred to in subsection (h) immediately above to the extent not charged fully in the year in which they are incurred, all as determined by Landlord in accordance with sound accounting principles, together with interest on any unamortized balance of such costs calculated at three percent (3%) per annum above the "Prime Rate" during the period of calculation, as stated in the Wall Street Journal, or similar publication in the event the Wall Street Journal ceases publication; (k) all management fees; (I) administration costs and fees;
(m) capital expenditures which are required by law and/or which result in a substantial labor or cost saving device or operation, in which case the capital expenditures shall be amortized over (10) years and included by Landlord to conduct any environmental tests required by State or Federal Law, including administrative agencies, or by Landlord.

         4.04 ELECTRICITY. The parties acknowledge that the Premises are separately metered for electricity and the Tenant shall directly pay Florida Power and Light for said service.

                                    ARTICLE V
                                 USE OF PREMISES

         5.01 USE. Tenant shall use the Premises exclusively as a general office, and for no other use or purpose whatsoever. Tenant shall comply with all laws, ordinances, rules and regulations of applicable governmental authorities respecting the use, operation and activities of the Premises (including sidewalks, streets, approaches, drives, entrances and Common Areas which serve the Premises), and Tenant shall not make, suffer or permit any unlawful, improper or offensive use of the Premises or such other areas, or any part thereof, or permit any nuisance thereon. Tenant shall not make any use of the Premises which would make void or voidable any policy of fire or extended coverage insurance covering the Premises. Tenant shall use the Premises only for the purposes stated in this Lease and shall not leave said Premises vacant or suffer or permit any waste or mistreatment thereof. The Tenant is restricted from using the demised premises for the purposes of telemarketing. The total number of occupants in the demised premises is not to exceed more than six people, at any time during the term of the lease.

         5.02 TENANT'S COVENANTS AS TO USE AND OCCUPANCY.

                  (A) Tenant shall carry on its business on the Premises in a reputable manner and shall not cause, permit or suffer to be done or exist upon the Premises anything which shall

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result in a danger, hazard or bring about a breach of any provision of this
Lease or any applicable law.

                  (B) Tenant shall be prohibited from conducting any use, or making any modification, which would in any manner (i) violate any certificate of occupancy, or similar governmental approval, (ii) cause structural injury to all or any part of the Premises or to any improvements constructed thereon, or
(iii) constitute a public or private nuisance.

                  (C) Tenant shall not use the Premises, any traveling or flashing lights or signs or any loud speakers, television, phonographs, radio or other audio-visual or mechanical devices in a manner so that they can be heard or seen outside the Premises without obtaining in each case prior written consent of Landlord. If Tenant uses any such equipment without receiving the prior written consent of Landlord, Landlord shall be entitled to remove such equipment without notice at any time and at the cost of Tenant payable as Additional Rent forthwith on demand.

                  (D) Tenant shall not burn any trash or garbage in or about the Premises or anywhere else in the Office Building, nor cause, permit or suffer upon the Premises or anywhere else in the Office Building any unusual or objectionable noises or odors or anything which may disturb the enjoyment of the Office Building and all the Common Areas and facilities thereof by other tenants, customers and invitees of the Office Building, or any adjacent property owners.

                  (E) Tenant shall not keep or display any merchandise which in any manner shall obstruct the Common Areas, and shall not sell, advertise, conduct or solicit business within the Office Building other than in the Premises. Tenant shall not cause, permit or suffer any machine selling merchandise, services or entertainment, including vending machines or other machines operated by coins to be present on the Premises without prior written consent of Landlord.

                  (F) Tenant shall not overload any floor in the Premises, or any utility or service or commit any act of waste or damage any part of the Premises.

                  (G) Tenant shall (i) ship and receive supplies, fixtures, equipment, furnishing, wares and merchandise only through the appropriate service and delivery facilities provided by Landlord, (ii) not park its trucks or other delivery vehicles or allow suppliers or others making deliveries to or receiving shipments from the Premises to park in the parking areas, except in those parts thereof as may from time to time be allocated by Landlord for such purpose.

                  (H) Tenant shall not store or bring on the Premises any articles of any combustible, toxic or dangerous nature and shall at all times keep the Premises in such condition as to comply with all laws. Tenant shall keep and maintain on the Premises all safety apparatus or appliances required by law. Tenant shall not cause, permit or suffer any act, occurrence, or series of acts or occurrences upon the Premises which shall cause the rate of insurance on the Premises and/or Office Building, or any part thereof, to be cancelled, result in an increase in the Premises for coverages of same or preclude the obtaining of such insurance.

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                                   ARTICLE VI
                                ACCESS AND ENTRY

         6.01 Right of Access. Landlord reserves the right to enter the Premises at all reasonable times (and in emergencies at all times) in order to: (i) make such repairs, alterations or improvements to the Office Building as Landlord considers necessary or desirable; (ii) have access to underfloor facilities and access panels to mechanical shafts; (ii) check, calibrate, adjust and balance controls and other parts of the heating, air conditioning, ventilating and climate control systems; and (iv) install, maintain, repair or replace pipes, ducts, conduits, vents and wires leading in, through, over or under the Premises. Tenant shall not unduly obstruct any pipes, conduits or mechanical or other electrical equipment so as to prevent reasonable access thereto. Landlord further reserves unto itself the right to use all exterior walls and roof area. Landlord shall exercise its rights under this Section 6.01, to the extent possible in each circumstance, in a manner which minimizes interference with Tenant's use and enjoyment of the Premises, including Tenant's decorations or operations within the Premises. Rent will not abate or be reduced while the maintenance, repairs, alterations, installations, replacements or improvements are being made.

         6.02 Right to Show Premises. Landlord and Landlord's Agents have the right to enter the Premises at all reasonable times to show them to prospective purchasers or mortgagees and, during the last six {6) months of the Term (or the last six (6) months of any renewal term if this Lease is renewed), to show the Premises then to prospective tenants.

         6.03 Entry not Forfeiture. No entry into the Premises by Landlord pursuant to a right granted by this Lease shall constitute a breach of any covenant for quiet enjoyment, or (except where expressed by Landlord in writing) shall constitute a retaking of possession by Landlord or forfeiture of Tenant's rights hereunder.

                                   ARTICLE VII
                      MAINTENANCE, REPAIRS AND ALTERATIONS

         7.01 Maintenance and Repairs by Landlord. Landlord covenants to keep the following in good order, repair and condition: (i) the structure of the Office Building, including all of the exterior walls, structural columns, beams, joists, footings and stem walls and roofs; (ii) the mechanical, electrical, and other bases building systems (except such as may be installed by or be the property of Tenant), and (iii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas. The cost of such maintenance and repairs shall be included in Operating Costs. So long as Landlord is acting in good faith, Landlord shall not be responsible for any damages caused to Tenant by reason of failure or equipment or facilities serving the Office Building or delays in the performance of any work for which Landlord is responsible pursuant to this Lease.

         7.02 Maintenance and Repairs by Tenant. Tenant shall, at its sole cost, maintain the Premises, in good order, condition and repair, exclusive of base building mechanical, plumbing and electrical systems, all to a standard consistent with a first class Office Building, with the exception only as those which are the obligation of Landlord set forth in Section 7.01 above. All repairs and maintenance performed by Tenant in the Premises shall be performed by contractors or workmen designated or approved by Landlord. At the expiration or earlier

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termination of the Term, Tenant shall surrender the Premises to Landlord in as good condition and repair as Tenant is required to maintain the Premises throughout the Term.

         7.03 Approval of Tenant's Alterations. Tenant shall have the right to make non-structural interior alterations to the Premises which are not visible from outside the Premises (excluding electrical, mechanical and HVAC alterations). Tenant shall submit to Landlord details of the proposed work including drawings and specifications prepared by qualified architects or engineers conforming to good engineering practice. All such alterations shall be performed: (i) at the sole cost of Tenant; (ii) by contractors and workmen approved in writing by Landlord; (iii) in a good and workmanlike manner; (iv) in accordance with drawings and specifications approved in writing by Landlord; (v) in accordance with all applicable laws; (vi) subject to the reasonable regulations, supervision, control and inspection of Landlord; and (vii) subject to such indemnification against liens and expenses as Landlord reasonably requires. If any alterations would affect the structure of the Office Building or any of the electrical, plumbing, mechanical, heating, ventilating or air conditioning systems or other base building systems, Landlord shall, at the option of Landlord, but not the obligation of Landlord, perform such work at Tenant's cost. In such cases, Tenant shall be required to pay Landlord upon demand, as Additional Rent, an amount equal to the costs of Landlord making such repairs, together with an administrative fee equal to fifteen percent (15%) of such costs.

         7.04 Repair Where Tenant at Fault. Notwithstanding any other provisions of this lease, if any part of the Office Building is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of Tenant or Tenant's Agent, Landlord shall have the right to perform same and the cost of such repairs, replacement or alterations, plus an administration fee equal to fifteen percent (15%) of such costs, shall be paid by Tenant upon demand by Landlord, as Additional Rent.

         7.05 Removal of Improvements and Fixtures. All Leasehold Improvements, other than trade fixtures, shall immediately upon their placement in the Premises become Landlord's property without compensation to Tenant. Except as otherwise agreed by Landlord in writing, no Leasehold Improvements shall be removed from the Premises by Tenant either during or at the expiration or sooner termination of the Term except that: (a) Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that Tenant is not in default under this Lease; and (b) Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the Leasehold Improvements and trade fixtures in the Premises as Landlord shall require be removed and restore the Premises to Landlord's then current Office Building standard to the extent required by Landlord. Tenant shall at its own expense repair any damage caused to the Office Building by such removal. If Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of Landlord, become the property of Landlord and may be removed from the premises and sold or disposed of by landlord in such manner as it deems advisable without any accounting to Tenant.

         7.06 Liens. Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the real property upon which the Office Building is erected or against Landlord's or Tenant's interest therein. If a lien is so recorded, Tenant shall discharge it promptly by payment or bonding. If any such lien against the Office Building or Landlord's interest therein is recorded and not discharged to Tenant as above required within fifteen (15) days following recording, Landlord

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shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Tenant has no right or authority to create any mechanics' or materialmen's lien on the Office Building or Landlord's interest therein and Tenant in compliance with Section 713.10, Florida Statutes, shall provide written notice (and provide written acknowledgment thereof to Landlord) to all suppliers of labor or materials, as well as all contractors and subcontractors, as applicable, prior to ordering such labor or materials or executing any agreement for construction of Leasehold Improvements.

                                  ARTICLE VIII
                              OFFICE BUILDING HOURS

         Except for New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas the Common Areas of the Office Building shall be open for business from 8:00 a.m. to 6:00 p.m., Monday through Friday. Tenant's access shall be accommodated by the Office Building security system at all other times.

                                   ARTICLE IX
                              INDEMNITY; INSURANCE

         9.01 INDEMNIFICATION. Each party agrees to indemnify and hold the other harmless from and against any and all loss, damage, claim, demand, liability or expense by reason of any damage or injury to persons (including loss of life) or property which may arise or become claimed to have arisen as a result of or in connection with the indemnifying party's (i) improvement, occupancy or use of the Premises or Office Building or its site, or (ii) failure to conscientiously and promptly perform any of its obligations under this Lease.

         9.02 Insurance. Tenant shall, at its sole expense, provide and maintain in force during the entire term of this Lease, and any extension or renewal hereof, public liability insurance with limits of coverage not less than One Million Dollars ($1,000,000.00) (for death or bodily injury for any one occurrence) and One Million Dollars ($1,000,000.00) for any property damage or loss from any one accident. Each such policy of insurance shall name as the insured thereunder both the Landlord and Tenant. Each such liability insurance policy shall be of the type commonly known as Owner's, Landlord's and Tenant's insurance and shall be obtained from a company reasonably satisfactory to both parties.

         9.03 Builder's Risk Insurance. At the times during which construction is being performed within or upon the Premises by Tenant, whether during initial construction or thereafter at any time, Tenant shall provide builder's risk insurance with such reasonable limits as Landlord shall from time to time require, and any such policy or insurance shall have as named insured thereunder both Landlord and Tenant. Further, Tenant shall maintain at all times during the term of the Lease, Workmen's Compensation and Employer's Liability insurance at legally required levels for the benefit of all employees entering upon the site as a result of or in connection with their employment by Tenant or Tenant's general contractor.

         The original of each policy of insurance required of Tenant from time to time by this Lease, or a certificate or certified duplicate thereof, issued by the insurer or insuring organization, shall be delivered by Tenant to Landlord (i) on or before thirty (30) days prior to

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occupancy of the Premises by Tenant during the original and any renewed or extended term hereof, and (ii) again at ten (10) days prior to the lapse or expiration or termination of any prior policy which would otherwise occur during such term, renewal or extension.

                                    ARTICLE X
                                    CASUALTY

         In the event any improvements on the Office Building site are rendered untenantable by fire or other casualty, Landlord shall have the option of terminating this Lease or rebuilding, and in such event written notice of the election by Landlord shall be given to Tenant within thirty (30) days after the occurrence of such casualty. In the event Landlord elects to rebuild, (1) Landlord shall not be obligated to rebuild the Tenant's or any other Tenant Improvements; and (2) the affected portions of the Office Building shall be restored, as nearly as practicable in Landlord's reasonable judgment, to their former condition, exclusive of Tenant Improvements, within a reasonable time, during which time no payment of rent or other sum due hereunder from Tenant to Landlord shall abate unless and until Tenant's space shall have continued untenantable for at least thirty (30) days after (and as a result of) such casualty. In the event (i) Landlord fails to give timely notice of its election to rebuild, or (ii) Landlord fails to rebuild so that Tenant's Improvements can be replaced within six (6) months of such casualty, the term of this Lease shall then expire and this Lease and all options and rights under-it shall be of no further force or effect and Landlord shall be entitled to sole possession of the Premises, and Landlord shall not be obligated to reimburse the Tenant for the value or cost of its improvements, or for any expense or damage incident to such casualty or such election.

                                   ARTICLE XI
                      ASSIGNMENT; SUBLETTING AND TRANSFERS

         11.01 Assignments, Subleases end Transfers. Tenant shall not enter into, consent to or permit any transfer of this Lease without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, but shall be subject to Landlord's rights under the following Sections
11.02 and 11.03.

         11.02 Landlord's Right to Consent. If Tenant intends to effect a transfer, tenant shall give prior notice to Landlord of such intent specifying the identity of the Transferee and providing such financial, business or other information relating to the transfer, the proposed Transferee and its principals as Landlord or any mortgagee requires, together with copies of sufficient documents to evidence the particulars of the proposed transfer, including the total consideration to be paid by the Transferee. Landlord shall, within thirty
(30) days after having received such notice and all requested information, notify Tenant either that it consents or does not consent to the transfer in accordance with the provisions and qualifications of this Article XI. If Landlord fails to timely give any notice, Landlord shall be deemed to have refused consent to the transfer.

         11.03    Conditions of Transfer.

                  (A) If there is a permitted transfer, Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid pursuant to this

Lease, but no acceptance by Landlord of any payments by a Transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Any consent by Landlord shall be subject to Tenant and Transferee executing an agreement with Landlord agreeing: (i) that the Transferee will be bound by all of the terms of this Lease as if such Transferee had originally executed this Lease as tenant, and (ii) to amend this Lease to incorporate such terms, covenants, and conditions as are necessary so that this Lease will be in accordance with Landlord's standard form of Lease in use for the Office Building at the time of the transfer, and so as to incorporate therein any conditions imposed by Landlord in its consent to such transfer and such further conditions as may be required by the provisions of this Section 11.03.

                  (B) Notwithstanding any transfer permitted or consented to by Landlord, or acceptance of Rent from the Transferee, Tenant (and Guarantor if applicable) shall be jointly and severally liable with the Transferee under this Lease and shall not be released from performing any of the terms of this Lease.

                  (C) Notwithstanding the effective date of any permitted transfer as between Tenant and the Transferee, all Minimum Rent for the month in which such effective date occurs shall be paid by Tenant so that Landlord will not be required to accept partial payments of Minimum rent for such month from either Tenant or Transferee.

         11.04 Change of Control. Tenant shall make available to Landlord or its representatives all of its corporate, partnership, trust or other similar records, as the case may be, for inspection at all reasonable times, in order to ascertain whether there has been any change of control of Tenant.

         11.05 Assignment by Landlord. Landlord shall have the unrestricted right to sell, lease, convey, encumber or otherwise dispose of the Office Building or any part thereof and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser, assignee or secured party from Landlord assumes the obligations of Landlord under this Lease, Landlord shall thereupon and without further agreement be released of all liability under this Lease.

                                   ARTICLE XII
                                     DEFAULT

         12.01 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (a) any Minimum Rent is in arrears by the fifth of the month, whether or not any notice or demand for payment has been made by Landlord; (b) any Additional Rent is in arrears and is not paid within five (5) days after written demand by Landlord; (c) Tenant has breached any of its obligations in this Lease (other than the payment of Rent) and Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may provided in this Lease), or if such breach cannot reasonably be remedied within fifteen (15) days (or such shorter period), if Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach, in each case after notice in writing from Landlord; then Tenant will be in default of this Lease; (d) Tenant or any Guarantor becomes bankrupt or insolvent or makes any proposal, assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any person for the dissolution, winding-up or other termination of Tenant's existence or the liquidation of its assets; (e) a trustee, receiver, or like person is appointed with respect to the business or assets of Tenant or any Guarantor; (f) Tenant makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a transfer approved by

Landlord; (g) this Lease or any of Tenant's assets are taken under a writ of execution; (h) Tenant proposes to make a transfer other than in compliance with the provisions of this Lease; (i) Tenant abandons or attempts to abandon the Premises or the Premises become vacant, unoccupied or not open for business during the required hours pursuant to Article VIII hereof, for a period of five
(5) consecutive days or more without the consent of Landlord; (j) any of Landlord's policies of insurance with respect to the Office Building are actually or threatened to be cancelled or adversely changed as a result of any use or occupancy of the Premises; or (k) any obligations of Tenant or any Guarantor owing to Landlord, whether or not related to this Lease and however arising (whether by operation of law, contract, acquired or otherwise) shall be in default. (I) The Tenant is restricted from using the demised premises for the purposes of telemarketing. The total number of occupants in the demised premises is not to exceed more than six people, at any time during the term of the lease.

         12.02 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, Landlord shall have the following rights and remedies, some or all of which may be exercised by Landlord:

                  (A) Landlord may terminate this Lease by notice to Tenant and retake possession of the Premises for Landlord's account.

                  (B) Landlord may enter the Premises as agent of Tenant to take possession of any property of Tenant on the Premises, to store such property at the expense and risk of Tenant or sell or otherwise dispose of such property in Such manner as Landlord may see fit without notice to Tenant, which shall be credited towards any Rent owed Landlord pursuant hereunder.

                  (C) Landlord may re-take possession of the Premises for the account of Tenant and recover from Tenant all of Landlord's damages incurred by, due to, or arising out of Tenant's default and Landlord's retaking of possession. If this remedy is elected by Landlord, Landlord's damages shall be the value of the Premises for the remaining Term of this Lease after Tenant's default. For the purposes of computing the "value" of the unexpired Lease Term, each Lease Year of the unexpired Term shall be deemed to increase five percent (5%) per year. The amount so calculated shall be added to it all sums owing to Landlord which have accrued prior to Tenant's default, plus all of Landlord's costs, direct and consequential, of re-taking possession, preparing the Premises for re-rental, and re-renting the Premises. If the Premises are not re-rented at the time Landlord brings its action for damages under this provision, or if the term of the re-rental is for a period less than the remaining Term of this Lease and therefore additional re-rentals may be required to fill the remaining Term, then in either case Landlord shall make a reasonable estimate of such costs and such estimate shall be binding on the parties. The costs referred to above shall include, but not be limited to, legal fees, cleaning, painting, re-fixturing, partitioning, repairs, advertising, lease commissions and an administrative fee to Landlord equal to fifteen percent (15%) of all the costs referred to in this Subsection 12.02(C).

                  (D) Landlord may remedy or attempt to remedy any default of Tenant under this Lease for the account of Tenant and to enter upon the Premises for such purposes. Landlord shall not be liable to Tenant for any loss or damage caused by acts of Landlord in remedying or attempting to remedy such default and Tenant shall pay to Landlord all expenses incurred by Landlord in connection with remedying or attempting to remedy such default.

                  (E) Landlord may recover from Tenant all damages and expenses incurred by Landlord as a result of any breach by Tenant.

                  (F) Landlord may accelerate all Rent for the entire Term.

                  (G) At the conclusion of the tenancy described herein for any reason whatsoever, tenant shall cause its telephone lines to be removed from the landlord's switchboard and trunk system. In the event tenant fails to arrange for removal of said telephone lines, it hereby appoints landlord as its agent and authorized representative for the purpose of coordinating with Bell South and any other carrier for the removal of said lines and directs the carrier to accept the authorization set forth herein.

         12.03 Costs/Attorney's Fees. In any dispute or litigation between the parties hereto, the prevailing party shall be entitled to recover all costs incurred in such action, including attorney's fees at all levels, from the non-prevailing party.

         12.04 Allocation of Payments. Landlord may at its option apply any sums received from Tenant against any amounts due and payable by Tenant under this Lease in such manner as Landlord sees fit and regardless of the express purpose for which the tender was made and notwithstanding any endorsement placed on the check by which payment is made.

                                  ARTICLE XIII
                          ATTORNMENT AND SUBORDINATION

         13.01 Estoppel Certificate. At any time and from time to time, upon not less than ten (10) days prior notice by Landlord, the "Superior Lessor," or the "Superior Mortgagee" (as both are herein after defined) to Tenant, Tenant shall comply with, execute, acknowledge and deliver in writing addressed to such party as designated by Landlord or the Superior Lessor or the Superior Mortgagee, as the case may be (hereinafter collectively called the "Requesting Party"), certifying to the following: (i) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications; (ii) whether the Term has commenced and Minimum Rent, and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid; (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, and if so, specifying each such default of which the signor may have knowledge; (iv) whether Tenant has accepted possession of the Premises; (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim; (vi) whether there are any offsets or defenses existing against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and, if so, specifying same; (vii) either that Tenant does not know of any default in the performance of any provisions of this Lease or specifying any default of which Tenant may have knowledge and stating what action is taken or proposes to take with respect thereto; (viii) that, to the best knowledge of Tenant, there are no proceedings pending or threatened against Tenant before or by a court or administrative agency which, if adversely decided, would materially and adversely effect the financial condition or operations of Tenant, or, if any such proceedings are pending or threatened to the best knowledge of Tenant, specifying and describing same; and (ix) such further information with respect to the Lease or the Premises as the Requesting Party may reasonably request or require, it being intended that any such statement delivered pursuant to this Section 13.01 may be relied upon by any prospective purchaser of the Office Building or any part thereof or the interest of Landlord in any part thereof, by any prospective Superior Mortgagee or any prospective Superior Lessor, or by any prospective assignees of such parties. The failure of Tenant to provide a complete statement in accordance with the provisions of this
Section 13.01 within the required ten (10) day period shall constitute a default hereunder.

         13.02 Subordination. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the land and buildings constructed thereon, including the Office Building or any portion thereof (hereinafter collectively referred to as a "Superior Lease,") and (ii) all mortgages, deeds of trust, deeds to secure debt and building loan agreements, including leasehold mortgages and consolidation agreement, which may now or hereafter effect the Office Building, or any portion thereof, including all future advances made thereunder (hereinafter collectively referred to as the "Superior Mortgage") whether or not the Superior Mortgage covers any other lands or buildings. All references hereunder to Superior Leases shall refer to the lessor at the time of execution of a Superior Lease, while each reference to Superior Mortgagee shall mean the holder at any time of a Superior Mortgage, as well as each of their respective successors and assigns. The provisions of this Section 13.02 shall be self-operative and no further instrument of subordination shall be required. If any Requesting Party shall seek confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, an instrument, in recordable form, to evidence such subordination; if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocable constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant. Tenant shall not cause, permit or suffer anything to be done which would constitute a default under any Superior Mortgage or Superior Lease or cause the Superior Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in the Superior Lease.

         13.03 Attornment. If, at any time prior to the termination of this Lease, the Superior Lessor or Superior Mortgagee, or their successors or assigns acquire the interest of Landlord under this Lease through foreclosure action or a deed-in-lieu thereof, whereby the Superior Lessor or Superior Mortgagee succeeds to the rights of Landlord under this Lease through possession or foreclosure or delivery of a new lease or deed or otherwise, Tenant agrees, at the election and upon request of any such party (hereinafter called the "Successor Landlord"), to attorn fully and completely from time to time, and to recognize any such Successor Landlord as Tenant's landlord under this Lease upon the executory terms of this Lease; provided, however, such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this Section 13.03 shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter law, this Lease may terminate upon the termination of a Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such Successor Landlord, agrees to execute any instruments to evidence and confirm the foregoing provisions of this Section 13.03, satisfactory to any such Successor Landlord, acknowledging such attornment and setting forth the terms and conditions of its tenancy and

Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant, such appointment being coupled with an interest.

                                   ARTICLE XIV
                                  CONDEMNATION

         In the event the title to all or part of the Office building shall be condemned or taken, and if in the opinion of Landlord, (i) the property should be restored or used in such a way as to alter the use of the Premises materially, or (ii) it is economically unfeasible to restore all or part of the Office Building after such taking, Landlord may terminate this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination (but not less than sixty (60) days after the giving of such notice) as fully and completely as if such date were the date hereinabove set forth for the expiration of the Term of this Lease, and the Rent hereunder shall be apportioned as of said date.

         Landlord reserved unto itself, and Tenant assigns to Landlord, all right to damages accruing on account of any taking or condemnation of any part of the office building or any improvements on it, or by reason of any act of any public or quasi-public authority for which damages are payable under their applicable law. Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable to the taking of personal property installed on the Premises by Tenant at its cost and expense which is not to pass to Landlord at the end of this Lease, for relocation of Tenant's business, or for its lost profits. Tenant agrees to execute such instrument or assignments as may be desired or required by Landlord to exercise its rights hereunder; if reasonably requested by Landlord, to join with Landlord in any petition for the recovery of damages; and to forthwith turn over to Landlord any such damages to which Landlord is entitled but which may be received by Tenant.

                                   ARTICLE XV
                               GENERAL PROVISIONS

         15.01 Quiet Enjoyment. Tenant, upon paying the Rent, charges and other sums reserved hereunder, and performing and observing all of the other terms, covenants and conditions of this Lease set forth herein, shall peaceably and quietly have, hold and enjoy the Premises during the Term without hindrance by Landlord or any other person lawfully claiming through or under Landlord, subject, however, to the terms of this Lease, and of any Superior Lease or Superior Mortgage, if applicable, and such other agreements and encumbrances to which this Lease may be subordinate. This covenant shall be construed as a covenant running with the land and shall not be construed as a personal covenant or obligation of the landlord.

         15.02 Holding Over. If Tenant remains in possession of the Premises after the end of the Term hereof, there shall be no tacit renewal of this Lease, and Tenant shall be deemed to be a tenant at sufferance. In such event, Tenant shall pay to Landlord, for each day Tenant remains in possession of the Premises without the written consent of Landlord, an amount equal to the Rent for the last twelve (12) months of the Term, divided by 365-days, and then multiplied by two. Such amount shall accrue and be due and payable on a daily basis commencing on the first day following the end of the Term and terminating on the day that either (i) possession of the Premises is restored to Landlord, or (ii) a new lease is entered into between Landlord and Tenant. All other obligations of Tenant under this Lease, other than the payment of Rent (which is payable in accordance with the foregoing calculation) shall be applicable to Tenant during the period the Tenant is a Tenant at sufferance.

         15.03 Waiver. If either Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect to any continuing or subsequent default and no such waiver shall be implied.

         15.04 Recording. Neither Tenant nor anyone claiming under Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of Landlord.

         15.05 Notices. Any notice, consent or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or similar overnight courier service, addressed (a) if to Landlord, at the address set forth in the introductory paragraph of this Lease; and (b) if to Tenant, at the Premises. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight (48) hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person, or by Federal Express, or similar overnight courier service.

         15.06 Liability of Landlord. Tenant shall look solely to Landlord's estate and interest in the Office Building and the rentals therefrom for the satisfaction of any right of Tenant for the collection of a judgement or other judicial process or arbitration award requiring the payment of money by Landlord, subject, however, to any prior rights of any Mortgagee, and no other property or assets of Landlord, Landlord's Agents, including all of Landlord's general partners, incorporators, shareholders, officers, directors, or other principals, disclosed or otherwise, or affiliates, shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or under Law, including Tenant's use and occupancy of the Premises, or any liability of Landlord to Tenant. The limitation of Landlord's liability under this Section 15.06 shall be absolute and without exception, and shall survive the expiration or earlier termination of this Lease.

         15.07 Waiver of Jury Trial. Tenant hereby knowingly, voluntarily and intentionally waives any right it might have to a trial by jury in respect of any litigation, including, without limitation, any claims, cross-claims, or third party claims, arising out of, under, or in connection with this lease, or the transaction contemplated herein. Tenant hereby certifies that no representative or agent of landlord or its counsel has represented, expressly or otherwise, that landlord would not, in the event of such litigation, seek to enforce this waiver of right to jury trial provision. Tenant acknowledges that landlord has been induced to enter into this lease by, inter alia, the provisions of this Section 15.07.

         15.08 Radon Gas. In compliance with Section 404.056, Florida Statutes, Tenant is hereby made aware of the following: Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         15.09 Successors. The rights and liabilities created by this Lease extend to and bind the successors and assigns of Landlord and the heirs, executors, administrators and permitted successors and assigns of Tenant. No rights, however shall inure to the benefit of any Transferee unless the provisions of Article XI are complied with.

         15.10 Joint and Several Liability. If there is at any time more than one Tenant or more than one person constituting Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

         15.11 Captions and Section Numbers. The captions, section numbers, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

         15.12 Extended Meanings. The words "hereof," "hereto," and "hereunder" and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to Tenant includes, where the context allows, the employees, agents, invitees and licensees of Tenant and all others whom Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

         15.13 Partial Invalidity. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

         15.14 Entire Agreement. This Lease and the Exhibits, if any, attached hereto are incorporated herein and set forth the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its Exhibits may not be modified except by agreement in writing executed by Landlord and Tenant.

         15.15 Governing Law. This Lease shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to principals of conflict of laws, except where specifically preempted by Federal Law.

         15.16 Time. Time is the essence of this Lease. Any time period herein specified of five (5) days or less shall mean business days; any period in excess of five (5) days shall mean calendar days.

         15.17 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.

         15.18 Accord and Satisfaction. No endorsement or statement on a check or letter accompanying any check or payment by Tenant to Landlord shall be deemed an accord and satisfaction or a release of liability, and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of all sums due to Landlord hereunder, or to pursue any other remedy set forth in this Lease of granted by law or in equity.

         15.19 Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

         15.20 Parking. Sanctuary Tower & Shoppes provides an abundance of parking in the front, rear and both the north and south sides of the property. The Monday-Friday parking spaces in the front of the property have been reserved for the exclusive use of the retail tenant's customers. All Office Tower, Executive Suites, Sanctuary Suites and Retail Tenants and affiliates are required to park in the other surrounding parking spaces located in the rear, north and south sides of the property. Covered garage parking is available at a charge of $20.00 per month. The parking use is monitored by management and a charge of $25.00 per car per incident will be assessed as additional rent for violating the parking requirements.

         15.21 Broker. Tenant acknowledges that it has not been shown any space at Sanctuary Tower & Shoppes, 4400 N. Federal Highway, Boca Raton, FL 33431 by any Real Estate Broker.

         15.22 In addition to the security deposit referred to in paragraph 3.05 of the Lease Agreement, Landlord acknowledges receipt from tenant of the following sums:

                             First Month's Rent: $0

         15.23 Right To Renew. Provided that Tenant is in good standing and has performed all of the terms and conditions under this Lease, the Tenant shall have the option to extend the Lease Term for an additional twelve (12) months at the same terms and conditions of this Lease by giving Landlord four (4) months advance written notice prior to the Lease expiration. Said notice shall be delivered by certified mail, return receipt requested. Lessee's failure to timely deliver written notice shall be deemed a waiver and release of this option to extend the Lease term. Time is of the essence. The base rent for the renewal period will be:

         February 1, 20001 through January 31, 20002 $1981.95 per month plus FL State Sales Tax.

         EXECUTED as of the day and year first above written.


WITNESSES:                              LANDLORD:
                                        SANCTUARY OF BOCA, INC.


/s/ Maria C. Mitchell                   By: /s/ Ms. Elaine Prince
-----------------------------               ------------------------------------

Maria C. Mitchell                           Name and Title: Vice President
-----------------------------                               --------------------

                                            Date: 01/20/00
                                                  ------------------------------

                                        TENANT:
                                        NETMAXIMIZER.COM, INC.

/s/ Maria C. Mitchell                   By: /s/ Peter Schuster
-----------------------------               ------------------------------------

Maria C. Mitchell                           Name and Title: Peter Schuster, V.P.
-----------------------------                               --------------------

                                            Date: 01/05/00
                                                  ------------------------------

                                   EXHIBIT "A"
                                   THIRD FLOOR

                                   EXHIBIT "B"
                              LANDLORD IMPROVEMENTS

                                      None.

                                   EXHIBIT "C"
                               TENANT IMPROVEMENTS


1.) All phone and computer hook up, wiring and equipment. The Landlord will not be responsible for the performance or workability of the Tenant's phone, fax or computer equipment.

                                   EXHIBIT "D"
                                  RENT SCHEDULE

February 1, 2000 through January 31, 2001             $1831.50 rent per month
                                                      plus Florida Sales Tax

Initial estimated operating expenses                  $ 793.65 per month
                                                      plus Florida Sales Tax